Exhibit 99.1

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

Contact:

Monique N. Dolecki, Investor Relations – 201-847-5378

Kristen Cardillo, Corporate Communications – 201-847-5657

BD ANNOUNCES RESULTS FOR 2017 FIRST FISCAL QUARTER

•	As reported, revenues of $2.922 billion decreased 2.1 percent, which reflects the divestiture of the Respiratory Solutions business.
•	On a comparable, currency-neutral basis, revenues grew 6.1 percent.
•	As reported, diluted earnings per share of $2.58 increased 143.4 percent.
•	As adjusted, diluted earnings per share of $2.33 increased 18.9 percent, or 19.4 percent on a currency-neutral basis.
•	As reported, the Company now expects full fiscal year diluted earnings per share to be between $7.90 and $8.00 which represents growth of approximately 76.0 to 78.0 percent.
•	On a currency-neutral basis, the Company is raising expected full fiscal year 2017 adjusted diluted earnings per share to $9.70 to $9.80, which represents growth of 13.0 to 14.0 percent. Including the incrementally negative estimated impact from foreign currency, the Company now expects adjusted diluted earnings per share to be between $9.35 and $9.45, which represents growth of approximately 9.0 to 10.0 percent.

Franklin Lakes, NJ (February 2, 2017) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $2.922 billion for the first fiscal quarter ended December 31, 2016. This represents a decrease of 2.1 percent from the prior-year period revenues due to the divestiture of the Respiratory Solutions business that was completed in October 2016. On a comparable, currency-neutral basis, first quarter revenues grew 6.1 percent.

“We are very pleased with our strong start to fiscal year 2017,” said Vincent A. Forlenza, Chairman, CEO and President. “Our results this quarter continue to demonstrate the breadth and diversity of the growth drivers within our portfolio. Our first quarter performance, combined with our current outlook, gives us the confidence to raise our currency-neutral earnings guidance for fiscal year 2017.”

First Quarter Fiscal 2017 Operating Results

As reported, diluted earnings per share for the first quarter were $2.58, compared with $1.06 in the prior-year period. This represents an increase of 143.4 percent and is primarily due to a litigation reserve reversal following a favorable appellate antitrust ruling. Adjusted diluted earnings per share were $2.33, compared with $1.96 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 18.9 percent, or 19.4 percent on a currency-neutral basis.

Segment Results

In the BD Medical segment, as reported, worldwide revenues for the quarter of $1.964 billion decreased 4.4 percent from the prior-year period due to the aforementioned divestiture. On a comparable, currency-neutral basis, revenues increased 7.5 percent. The segment’s results reflect strong performance across the segment. Performance in the Pharmaceutical Systems and Medication Management Solutions units was positively impacted, in part, by the timing of customer orders and capital placements, respectively, which occurred in the first fiscal quarter, earlier than initially anticipated.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter were $958 million, an increase of 2.7 percent over the prior-year period, or an increase of 3.2 percent on a currency-neutral basis. The segment’s revenue growth reflects strong performance in the Diagnostic Systems and Preanalytical Systems units. Revenues in the Biosciences unit declined slightly due to a difficult comparison to the prior-year period.

Geographic Results

As reported, first quarter revenues in the U.S. of $1.630 billion decreased 3.6 percent from the prior-year period due to the aforementioned divestiture. On a comparable basis, U.S. revenues increased 5.5 percent. Within the BD Medical segment, growth was driven by strong performance in the Medication Management Solutions and Diabetes Care units. Growth was aided in part by the aforementioned timing of capital placements in the Medication Management Solutions unit, as well as the timing of customer orders in the Diabetes Care unit, which occurred in the first fiscal quarter, earlier than initially anticipated. Growth in the BD Life Sciences segment was driven by solid growth in the Diagnostics Systems unit, and favorable timing of orders in Advanced Bioprocessing in the Biosciences unit. The segment’s growth was negatively impacted by a decline in Preanalytical Systems revenues due to limited U.S. availability in one of our product lines.

As reported, revenues outside of the U.S. of $1.292 billion were about flat when compared with the prior-year period due to the aforementioned divestiture. On a comparable, currency-neutral basis, revenues outside of the U.S. increased 6.8 percent. International revenue growth reflects strong performance in the BD Medical segment and solid growth in the BD Life Sciences segment. Within the BD Medical segment, growth was driven by capital installations in the Medication Management Solutions unit, and strength in the Pharmaceutical Systems unit, which was aided in part by the aforementioned timing of customer orders. Growth in the BD Life Sciences segment reflects sales of safety-engineered products, and strength in Latin America and Asia Pacific in the Diagnostic Systems unit, including a favorable comparison to the prior-year period in China. Revenues in the Biosciences unit declined due to a difficult comparison to the prior-year period.

Fiscal 2017 Outlook for Full Year

As reported, the Company expects full fiscal year 2017 revenues to decrease 3.5 to 4.0 percent, primarily due to the aforementioned divestiture of the Respiratory Solutions business. This is a reduction in previously issued guidance of a decrease of 3.0 to 3.5 percent due to the incrementally negative estimated impact from foreign currency. The Company continues to estimate that revenues for the full fiscal year 2017 will increase 4.5 to 5.0 percent on a comparable, currency-neutral basis that excludes Respiratory Solutions and other divestitures that closed in fiscal year 2016.

As reported, the Company now expects full fiscal year diluted earnings per share to be between $7.90 and $8.00, which represents growth of approximately 76.0 to 78.0 percent. On a currency-neutral basis, the Company is raising full fiscal year 2017 adjusted diluted earnings per share to $9.70 to $9.80, which represents growth of 13.0 to 14.0 percent including an estimated 1.5 percentage points of dilution related to the Respiratory Solutions divestiture. This is an increase from previously issued guidance of $9.62 to $9.72, which represented approximately 12.0 to 13.0 percent growth. Including the incrementally negative estimated impact from foreign currency, the Company now expects adjusted diluted earnings per share to be between $9.35 and $9.45, which represents growth of approximately 9.0 to 10.0 percent over fiscal 2016 adjusted diluted earnings per share of $8.59. Adjusted diluted earnings per share excludes, among other specified items, the non-cash amortization of intangible assets, and the reversal of a litigation reserve.

Conference Call Information

A conference call regarding BD’s first quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, February 2, 2017. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, February 9, 2017, confirmation number 51388884.

Non-GAAP Financial Measures/Financial Tables

This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

All “comparable” basis revenue growth rates relating to fiscal year 2017 presented throughout this release are adjusted for closed divestitures. Current and prior-year adjusted diluted earnings per share results exclude the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; and the reversal of a litigation reserve. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release.

About BD

BD is a global medical technology company that is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. BD leads in patient and health care worker safety and the technologies that enable medical research and clinical laboratories. The company provides innovative solutions that help advance medical research and genomics, enhance the diagnosis of infectious disease and cancer, improve medication management, promote infection prevention, equip surgical and interventional procedures, and support the management of diabetes. The company partners with organizations around the world to address some of the most challenging global health issues. BD has more than 40,000 associates across 50 countries who work in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health. For more information on BD, please visit bd.com.

***

This press release, including the section entitled “Fiscal 2017 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to: risks relating to the integration of CareFusion’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; potential cuts in governmental healthcare spending, which could result in reduced demand for our product or downward pricing pressure; measures to contain healthcare costs; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; new or changing laws and regulations impacting our business (including changes in the U.S. tax code or laws impacting foreign trade) or changes in enforcement practices with respect to such laws; our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; efficacy or safety concerns relating to product recalls; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended December 31,
	2016	2015	% Change
REVENUES	$2,922	$2,986	(2.1)

Cost of products sold	1,470	1,578	(6.8)
Selling and administrative expense	709	748	(5.3)
Research and development expense	182	187	(3.0)
Acquisitions and other restructurings	87	121	(28.4)
Other operating (income) expense	(336)	—	NM

TOTAL OPERATING COSTS AND EXPENSES	2,111	2,635	(19.9)

OPERATING INCOME	811	352	NM

Interest expense	(95)	(97)	(2.8)
Interest income	5	6	(14.6)
Other (expense) income, net	(29)	6	NM

INCOME BEFORE INCOME TAXES	692	266	NM
Income tax provision	131	37	NM

NET INCOME	$562	$229	NM

EARNINGS PER SHARE

Basic Earnings per Share	$2.64	$1.08	NM
Diluted Earnings per Share	$2.58	$1.06	NM

AVERAGE SHARES OUTSTANDING (in thousands)

Basic	213,064	211,689
Diluted	217,739	216,294

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES

Three Months Ended December 31,

(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2016	2015	% Change
BD MEDICAL
Medication and Procedural Solutions	$495	$491	0.8
Medication Management Solutions *	492	439	12.0
Diabetes Care	144	134	7.2
Pharmaceutical Systems	62	63	(1.1)
Respiratory Solutions *	—	139	NM

TOTAL	$1,193	$1,266	(5.8)

BD LIFE SCIENCES
Preanalytical Systems	$176	$178	(0.9)
Diagnostic Systems	154	149	3.5
Biosciences	107	98	8.5

TOTAL	$437	$425	2.8

TOTAL UNITED STATES	$1,630	$1,691	(3.6)

*	The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL

Three Months Ended December 31, (continued)

(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2016	2015	FX Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$374	$357	$(8)	4.6	6.9
Medication Management Solutions *	109	106	(4)	2.9	6.9
Diabetes Care	124	121	—	1.8	1.6
Pharmaceutical Systems	165	133	—	23.5	23.3
Respiratory Solutions *	—	69	—	NM	NM

TOTAL	$771	$788	$(12)	(2.1)	(0.5)

BD LIFE SCIENCES
Preanalytical Systems	$179	$166	$(3)	7.8	9.7
Diagnostic Systems	179	164	—	9.1	9.1
Biosciences	163	177	(1)	(8.1)	(7.4)

TOTAL	$521	$508	$(4)	2.7	3.5

TOTAL INTERNATIONAL	$1,292	$1,295	$(17)	(0.2)	1.1

*	The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL

Three Months Ended December 31, (continued)

(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2016	2015	FX Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$869	$848	$(8)	2.4	3.4
Medication Management Solutions *	601	545	(4)	10.2	11.0
Diabetes Care	267	256	—	4.6	4.5
Pharmaceutical Systems	227	197	—	15.6	15.5
Respiratory Solutions *	—	208	—	NM	NM

TOTAL	$1,964	$2,054	$(12)	(4.4)	(3.8)

BD LIFE SCIENCES
Preanalytical Systems	$355	$344	$(3)	3.3	4.2
Diagnostic Systems	334	313	—	6.4	6.4
Biosciences	270	276	(1)	(2.2)	(1.7)

TOTAL	$958	$933	$(4)	2.7	3.2

TOTAL REVENUES	$2,922	$2,986	$(17)	(2.1)	(1.6)

*	The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES

Three Months Ended December 31,

(Unaudited; Amounts in millions)

			C
			Divestitures	D=B+C	E=(A-D)/D
	A	B	Revenue	Comparable	Comparable
	2016	2015	Adjustment**	2015	% Change
BD MEDICAL
Medication and Procedural Solutions	$495	$491	$(7)	$484	2.4
Medication Management Solutions *	492	439	—	439	12.0
Diabetes Care	144	134	—	134	7.2
Pharmaceutical Systems	62	63	—	63	(1.1)
Respiratory Solutions *	—	139	(139)	—	NM

TOTAL	$1,193	$1,266	$(146)	$1,120	6.5

BD LIFE SCIENCES
Preanalytical Systems	$176	$178	$—	$178	(0.9)
Diagnostic Systems	154	149	—	149	3.5
Biosciences	107	98	—	98	8.5

TOTAL	$437	$425	$—	$425	2.8

TOTAL UNITED STATES	$1,630	$1,691	$(146)	$1,545	5.5

*	The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.
**	Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE FXN REVENUE CHANGE - INTERNATIONAL

Three Months Ended December 31, (continued)

(Unaudited; Amounts in millions)

			C
			Divestitures	D=B+C		F=(A-D-E)/D
	A	B	Revenue	Comparable	E	FXN
	2016	2015	Adjustment **	2015	FX Impact	% Change
BD MEDICAL
Medication and Procedural Solutions	$374	$357	$—	$357	$(8)	6.9
Medication Management Solutions *	109	106	—	106	(4)	6.9
Diabetes Care	124	121	—	121	—	1.6
Pharmaceutical Systems	165	133	—	133	—	23.3
Respiratory Solutions *	—	69	(69)	—	—	NM

TOTAL	$771	$788	$(69)	$718	$(12)	9.1

BD LIFE SCIENCES
Preanalytical Systems	$179	$166	$—	$166	$(3)	9.7
Diagnostic Systems	179	164	—	164	—	9.1
Biosciences	163	177	—	177	(1)	(7.4)

TOTAL	$521	$508	$—	$508	$(4)	3.5

TOTAL INTERNATIONAL	$1,292	$1,295	$(69)	$1,226	$(17)	6.8

*	The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.
**	Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE FXN REVENUE CHANGE - TOTAL

Three Months Ended December 31, (continued)

(Unaudited; Amounts in millions)

			C			F=(A-D-E)/D
	A	B	Divestiture Revenue Adjustment **	D=B+C	E	Comparable FXN % Change
				Comparable 2015	Comparable FX Impact
	2016	2015
BD MEDICAL
Medication and Procedural Solutions	$869	$848	$(7)	$841	$(8)	4.3
Medication Management Solutions *	601	545	—	545	(4)	11.0
Diabetes Care	267	256	—	256	—	4.5
Pharmaceutical Systems	227	197	—	197	—	15.5
Respiratory Solutions *	—	208	(208)	—	—	NM

TOTAL	$1,964	$2,054	$(216)	$1,838	$(12)	7.5

BD LIFE SCIENCES
Preanalytical Systems	$355	$344	$—	$344	$(3)	4.2
Diagnostic Systems	334	313	—	313	—	6.4
Biosciences	270	276	—	276	(1)	(1.7)

TOTAL	$958	$933	$—	$933	$(4)	3.2

TOTAL REVENUES	$2,922	$2,986	$(216)	$2,771	$(17)	6.1

*	The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.
**	Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS

(Unaudited)

	Three Months Ended December 31,
	2016	2015	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$2.58	$1.06	$1.52	$(0.01)	$1.53	NM	NM

Purchase Accounting Adjustments ($126 million and $153 million pre-tax, respectively) (1)	0.58	0.71
Restructuring Costs ($35 million and $85 million pre-tax, respectively) (2)	0.16	0.39
Integration Costs ($46 million and $35 million pre-tax, respectively) (2)	0.21	0.16
Transaction Costs ($6 million pre-tax) (2)	0.03	—
Litigation-related Item ($(336) million pre-tax) (3)	(1.54)	—
Loss on Debt Extinguishment ($42 million pre-tax) (4)	0.19	—
Income Tax Provision (Benefit) of Special Items ($27 million and $(79) million, respectively)	0.12	(0.36)

Adjusted Diluted Earnings per Share	$2.33	$1.96	$0.37	$(0.01)	$0.38	18.9%	19.4%

(1)	Includes adjustments related to the purchase accounting for acquisitions, primarily CareFusion, impacting identified intangible assets and valuation of fixed assets and debt.
(2)	Represents restructuring, integration, and transaction costs associated with the CareFusion acquisition and portfolio rationalization.
(3)	Represents the reversal of certain reserves related to an appellate court decision which, among other things, reversed an unfavorable antitrust judgment in the RTI case.
(4)	Represents a loss recognized upon the extinguishment of certain long-term senior notes.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2017 OUTLOOK RECONCILIATION

	FY2016		FY2017 Outlook
	Revenues		% Change	FX Impact	% Change FXN
BDX As Reported Revenue	$12,483		(3.5% - 4.0%)	~(1.5%)	(2.0% - 2.5%)
Divestitures Revenue (1)	(843)

BDX Comparable Revenue	$11,639		3.0% - 3.5%	~(1.5%)	4.5% - 5.0%

BD Medical As Reported Revenue	$8,654		(6.5% - 7.0%)	~(1.5%)	(5.0% - 5.5%)
Divestitures Revenue (1)	(843)

BD Medical Comparable Revenue	$7,811		3.0% - 3.5%	~(1.5%)	4.5% - 5.0%

BD Life Sciences As Reported Revenue	$3,829		2.5% - 3.5%	~(1.5%)	4.0% - 5.0%

	FY2017 Outlook
	Full Year FY2017 Outlook		Full Year FY2016	% Increase
	(estimated)
Reported Fully Diluted Earnings per Share	$7.90 - 8.00		$4.49	NM
Purchase Accounting Adjustments	2.28		2.42
Restructuring Costs	0.16	(2)	2.42
Integration Costs	0.21	(2)	0.88
Transaction Costs	0.03	(2)	0.04
Litigation-related Item	(1.54	)(2)	—
Loss on Debt Extinguishment	0.19	(2)	—
Pension Settlement Charges	—		0.03
Income Tax Provison (Benefit) of Special Items	0.12	(2)	(1.70)

Adjusted Fully Diluted Earnings per Share	$9.35 - 9.45		$8.59	9% - 10%

Estimated FX Impact	$(0.35)			~(4.0%)

Adjusted FXN Growth	$9.70 - 9.80			13% - 14%

(1)	Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.
(2)	FY2017 restructuring, integration and transaction costs, litigation-related item, loss on debt extinguishment and income tax provision of special items reflect year-to-date realized costs.

NM - Not Meaningful

FXN - Foreign Currency Neutral